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                                                                     Exhibit 4.1




                                 TRUST AGREEMENT

                                   RELATING TO

                         FNANB CREDIT CARD MASTER TRUST
                       FNANB CREDIT CARD MASTER NOTE TRUST


      THIS TRUST AGREEMENT, dated as of September 16, 2004, by and among Fleet Bank (RI), National Association (together with its successors and assigns, "Fleet Bank (RI)"), a national banking association, as transferor and servicer (in each such capacity, the "Transferor" and the "Servicer"), FNANB Credit Card Master Note Trust ("FNANB Note Trust"), a Delaware statutory trust, as issuer (the "Issuer") and JPMorgan Chase Bank ("JPMorgan"), a New York banking corporation, as trustee and indenture trustee (in each such capacity, together with its successors and assigns, the "Trustee" and the "Indenture Trustee");

                                   WITNESSETH:

      WHEREAS, heretofore there was authorized and issued by the Issuer two Series of Notes known generally as the Class A Floating Rate Asset Backed Notes, Series 2002-A (the "Series 2002-A Notes") and the Class A Floating Rate Asset Backed Notes, Series 2003-A (the "Series 2003-A Notes") under a Master Indenture dated as of July 1, 2002 (as thereafter amended, the "Master Indenture"), as supplemented by (i) the Series 2002-A Indenture Supplement, dated as of July 19, 2002 (as thereafter amended, the "Series 2002-A Supplement") and (ii) the Series 2003-A Indenture Supplement, dated as of May 29, 2003 (as thereafter amended, the "Series 2003-A Supplement" and, together with the Series 2002-A Supplement, the "Supplements" and, the Supplements together with the Master Indenture, the "Indenture"), each executed in connection with the Series 2002-A Notes and the Series 2003-A Notes, respectively, and each by and among the FNANB Note Trust, as issuer and JPMorgan Chase Bank, as the Indenture Trustee;

      WHEREAS, the primary asset of the Issuer is a certificate (the "Collateral Certificate") representing a beneficial interest in the assets held in the FNANB Credit Card Master Trust ("Master Trust"), issued pursuant to the Second Amended and Restated Master Pooling and Servicing Agreement, dated as of November 18, 2003 (the "Amended and Restated Pooling and Servicing Agreement"), among the Transferor, the Servicer and JPMorgan Chase Bank, as the Trustee, and the Collateral Series Supplement to the Amended and Restated Pooling and Servicing Agreement, dated as of July 19, 2002 (the "Collateral Supplement" and, together with the Amended and Restated Pooling and Servicing Agreement, the "Pooling and Servicing Agreement"). The assets of the Master Trust include, among other things, certain amounts due (the "Receivables") on a pool of credit card accounts of Fleet Bank (RI);

      WHEREAS, the Collateral Certificate was transferred by the Transferor to the Issuer pursuant to the Transfer and Servicing Agreement, dated as of July 1, 2002 (the "Transfer Agreement"), among the Transferor, the Servicer, and the Issuer;

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      WHEREAS, the Transferor and the Issuer, respectively, have determined to provide for the payments of the remaining amounts due on the Collateral Certificate and the Notes and all amounts owing to the Enhancement Provider by the deposit of a letter of credit with the Trustee under the terms of an irrevocable trust agreement;

      WHEREAS, Fleet Bank (RI) and the Issuer have entered into a Reimbursement and Credit Agreement under which Bank of America, National Association has agreed to deliver a letter of credit to the Trustee;

      WHEREAS, Fleet Bank (RI) and the Issuer have determined that the stated amount of such letter of credit, based upon a report of a firm of nationally recognized independent accountants, is sufficient to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates and the Series 2002-A Notes and the Series 2003-A Notes on the dates scheduled for such payments pursuant to the Indenture and all amounts owing to the Enhancement Provider with respect to such Series; and

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Transferor, the Servicer, the Issuer, the Trustee and the Indenture Trustee agree as follows:

      SECTION 1. DEFINITIONS. (a) As used herein, the following terms shall have the following meanings:

      "Agreement" means this Trust Agreement.

      "Business Day" means (i) with respect to Section 5 of this Agreement, the definition of "Business Day" as defined in the Letter of Credit and the Policy and (ii) with respect to all other sections of this Agreement (other than as described in clause (i)), the definition of "Business Day" as defined in the Indenture or the Pooling and Servicing Agreement, as applicable.

      "Distribution Account" means the Distribution Account established and held by the Trustee for the benefit of the Noteholders and the Enhancement Provider pursuant to Section 2 of this Agreement, and in which funds drawn from the Letter of Credit will be held for distribution to the Noteholders and the Enhancement Provider.

      "Eligible Investments" means, with respect to Principal amounts in the Distribution Account:

            (i) direct obligations of, or obligations fully guaranteed as to full and timely payment by, the United States and direct obligations of any agency or instrumentality of the United States, the full and timely payment of which obligations are backed by the full faith and credit of the United States; and

            (ii) certificates of deposit of any depository institution or trust company organized under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch or agency of a foreign bank) and subject to the supervision and examination by federal or state banking or depository institution authorities; provided, however, that, at the time of investment, the short term debt obligations of such depository institution or trust company must be rated at least P-1 by Moody's and at least A-1+ by Standard & Poor's (and a

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rating of at least F-1+ by Fitch if such certificates of deposit are rated by
Fitch).

      "Enhancement Provider" means Ambac Assurance Corporation, a
Wisconsin-domiciled stock insurance company.

      "Escrow Account" means the Escrow Account established and held by the Trustee for the benefit of the Noteholders and the Enhancement Provider pursuant to Section 2 of this Agreement, and in which the Letter of Credit will be held.

      "FNANB Trust Agreement" means the Trust Agreement dated as of July 1, 2002, as amended thereafter, between Fleet Bank (RI), as transferor and the Owner Trustee.

      "Interest" means for each Distribution Date, the sum of (i) the amount of interest which becomes due and payable on the Series 2002-A Notes on such date calculated with respect to the Series 2002-A Notes as provided in Section 4.2(a) of the Series 2002-A Supplement at the related Class A Note Rate plus (ii) the amount of interest which becomes due and payable on the Series 2003-A Notes on such date calculated with respect to the Series 2003-A Notes as provided in
Section 4.2(a) of the Series 2003-A Supplement at the related Class A Note Rate.

      "Letter of Credit" means the letter of credit issued by Bank of America, National Association dated as of September 16, 2004 to the Trustee and held in the Escrow Account in accordance with Section 3 of this Agreement.

      "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, acting not in its individual capacity, but solely as Owner Trustee pursuant to the FNANB Trust Agreement.

      "Payments" means for any Distribution Date, the sum of the amount of Interest, Premiums and Principal due on such date.

      "Premium" means for each Distribution Date, the sum of the Monthly Series Enhancement Fee for such date for the Series 2002-A Notes calculated as provided in the Series 2002-A Supplement and the related Premium Side Letter Agreement, and the Monthly Series Enhancement Fee for such date for the Series 2003-A Notes calculated as provided in the Series 2003-A Supplement and the related Premium Side Letter Agreement.

      "Principal" means, at any time, the unpaid principal amount of the Series 2002-A Notes and the Series 2003-A Notes and with respect to the Expected Final Distribution Date for the Series 2002-A Notes, the unpaid principal amount of the Series 2002-A Notes immediately prior to such Distribution Date and with respect to the Expected Final Distribution Date for the Series 2003-A Notes, the unpaid principal amount of the Series 2003-A Notes immediately prior to such Distribution Date.

      (b) All other capitalized terms not defined herein shall have the meanings given to such terms in the Indenture or the Pooling and Servicing Agreement, as applicable.

      SECTION 2. ESTABLISHMENT OF ACCOUNTS. (a) The Escrow Account. The Trustee, for the benefit of the Noteholders and the Enhancement Provider, shall establish and maintain in the name of the Trustee, on behalf of the Noteholders and the Enhancement Provider, with the

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Trustee, a segregated escrow account (the "Escrow Account") bearing a designation clearly indicating that the funds, investments or securities deposited therein are held for the benefit of the Noteholders and the Enhancement Provider. The Escrow Account shall be under the sole dominion and control of the Trustee for the benefit of the Noteholders and the Enhancement Provider. Pursuant to the authority granted to the Servicer under the Amended and Restated Pooling and Servicing Agreement and the Transfer Agreement, the Servicer shall have the power, revocable by the Trustee, to instruct the Trustee or the Indenture Trustee to make demands on the Letter of Credit held in the Escrow Account for the purposes of carrying out the Servicer's, the Trustee's or the Indenture Trustee's duties hereunder.

      (b) The Distribution Account. The Indenture Trustee, for the benefit of the Noteholders and the Enhancement Provider, shall establish and maintain or cause to be established and maintained in the name of the Indenture Trustee, on behalf of the Noteholders and the Enhancement Provider, with an Eligible Institution, a segregated distribution account (the "Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Enhancement Provider. The Distribution Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Enhancement Provider. If, at any time, the institution holding the Distribution Account ceases to be an Eligible Institution, the Indenture Trustee (or the Servicer on its behalf) shall within ten Business Days establish a new Distribution Account meeting the conditions specified above with an Eligible Institution and shall transfer any funds, investments or securities to such new Distribution Account, and from the date such new Distribution Account is established, it shall be the "Distribution Account." Pursuant to the authority granted to the Servicer under the Transfer Agreement, the Servicer shall have the power, revocable by the Indenture Trustee, to instruct the Indenture Trustee in writing to make withdrawals and payments from the Distribution Account for the purposes of carrying out the Servicer's or the Indenture Trustee's duties hereunder.

      (c) Administration of the Distribution Account. Funds on deposit in the Distribution Account prior to any Transfer Date representing amounts of Principal shall be invested solely in Eligible Investments that will mature so that such funds will be available by the close of business (New York City time) on the Business Day prior to the Expected Final Distribution Date with respect to the Series 2002-A Notes or the Series 2003-A Notes, as applicable. All Eligible Investments shall be held to maturity. The Indenture Trustee shall maintain possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments.

      SECTION 3. DEPOSIT OF LETTER OF CREDIT. Fleet Bank (RI) hereby irrevocably deposits the Letter of Credit with the Trustee, to be held in irrevocable escrow by the Trustee for the benefit of the Noteholders and the Enhancement Provider in the Escrow Account and applied solely as provided in this Agreement.

      The Transferor represents to the Trustee based upon a report of a firm of nationally recognized independent accountants that such Letter of Credit, when applied pursuant to Section 5 below, will be sufficient to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on the outstanding Collateral Certificate on the dates scheduled for such payments pursuant to the Pooling and Servicing Agreement.

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      The Issuer represents to the Indenture Trustee based upon a report of a firm of nationally recognized independent accountants that such Letter of Credit, when applied pursuant to Section 5 below, will be sufficient to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Series 2002-A Notes and Series 2003-A Notes on the dates scheduled for such payments pursuant to the Indenture and all amounts owing to the Enhancement Provider with respect to such Series.

      SECTION 4. USE OF LETTER OF CREDIT. The Trustee acknowledges receipt of the Letter of Credit described in Section 3 above and agrees to hold such Letter of Credit in the Escrow Account in irrevocable escrow, for the benefit of the Noteholders and the Enhancement Provider, from the date of receipt thereof to the date on which all Interest, Principal and Premiums have been paid in full.

      SECTION 5. DRAWINGS AND DISTRIBUTIONS. (a) Interest and Premium Payments. On the second Business Day prior to any Determination Date, the Servicer shall calculate the amounts of Interest and Premiums due on the related Distribution Date, and shall instruct the Indenture Trustee in writing to draw on the Letter of Credit such Interest and Premium amounts due as of such Distribution Date and to deposit the amounts received under the Letter of Credit to the Distribution Account for distribution in accordance with (i) Section 5.1(b) of each of the Supplements and (ii) each Premium Side Letter Agreement with respect to Series 2002-A and Series 2003-A, respectively. No earlier than the Determination Date prior to such Distribution Date, but in any event, no later than 5:00 P.M. (New York City time) on the fourth Business Day prior to the related Transfer Date, the Indenture Trustee, in accordance with the Servicer's written instructions and the terms of the Letter of Credit, shall demand payment from the Letter of Credit for such Interest and Premium amounts due on such Distribution Date. On the third Business Day prior to such Transfer Date the Indenture Trustee shall deposit the amounts received under the Letter of Credit into the Distribution Account. On each Distribution Date, the Indenture Trustee, in accordance with the Servicer's written instructions, shall, in its capacity as Paying Agent, withdraw such Interest and Premium amounts from the Distribution Account and distribute such Interest and Premium amounts in accordance with (i) Section 5.1(b) of each of the Supplements and (ii) each Premium Side Letter Agreement with respect to Series 2002-A and Series 2003-A, respectively.

      (b) Principal Payments. On the second Business Day prior to the sixtieth day preceding the Expected Final Distribution Date with respect to Series 2002-A or Series 2003-A, as applicable, the Servicer shall calculate the amount of Principal of the Series 2002-A Notes and the Series 2003-A notes, as applicable, due on such Expected Final Distribution Date and shall instruct the Indenture Trustee in writing to draw on the Letter of Credit such Principal amounts due as of such Expected Final Distribution Date and to deposit the amounts received under the Letter of Credit to the Distribution Account for distribution in accordance with Section 5.1(c) of the related Supplement. No later than 5:00 P.M. (New York City time) on the sixtieth day, or if such day is not a Business Day, then the following Business Day, prior to such Expected Final Distribution Date, the Indenture Trustee, in accordance with the Servicer's written instructions and the terms of the Letter of Credit, shall demand payment from the Letter of Credit for such Principal amounts due on such Expected Final Distribution Date. The Indenture Trustee shall deposit the amounts received under the Letter of Credit into the Distribution Account. On such Expected Final Distribution Date, the Indenture Trustee, in accordance with the Servicer's written instructions, shall, in its capacity as Paying Agent, withdraw such Principal amounts

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from the Distribution Account and distribute such Principal amounts in accordance with Section 5.1(c) of the related Supplement.

      (c) The Policy. The Indenture Trustee will continue to hold the Policy with respect to Series 2002-A and Series 2003-A, respectively, for the benefit of the related Noteholders and draw on such Policy with respect to Series 2002-A and Series 2003-A, respectively, in accordance with the terms of the Policy. If on the second Business Day prior to any Transfer Date, the Servicer shall determine that the funds in the Distribution Account are deficient to satisfy the Payments due to the Noteholders on the related Distribution Date (including the related Expected Final Distribution Date, if applicable), the Servicer shall, no later than 10 A.M. (New York City time) on such second Business Day prior to such Transfer Date, notify the Indenture Trustee in writing by facsimile or electronic transmission of such deficiency amount. Upon receipt of such written notification, the Indenture Trustee shall make a claim on the Policy with respect to Series 2002-A and Series 2003-A, respectively, for such deficiency amount to the Enhancement Provider pursuant to Section 4.10 of the related Supplement by delivering a notice to the Enhancement Provider by no later than 12:00 P.M. (New York City time), on the same second Business Day prior to the Transfer Date preceding such Distribution Date (including the related Expected Final Distribution Date, if applicable). The Indenture Trustee shall deposit all amounts paid by the Enhancement Provider under the Policy for Series 2002-A and Series 2003-A, respectively, into the Distribution Account for distribution to the Noteholders on such Distribution Date (including the Expected Final Distribution Date, if applicable) in accordance with the last sentence of clauses (a) and (b) above, as applicable.

      (d) The satisfaction of Payments due on each Distribution Date shall also satisfy any obligations of the Transferor for payments of any remaining amounts due on the Collateral Certificate.

      SECTION 6. REINVESTMENT. The Trustee shall have no power or duty to invest any funds held under this Agreement or to sell, transfer or otherwise dispose of or make substitutions of the Letter of Credit held hereunder.

      SECTION 7. SURVIVAL OF CERTAIN RIGHTS; RELEASE OF RECEIVABLES. (a) In addition to the rights of the Noteholders and the Enhancement Provider to receive the applicable Aggregate Payments pursuant to Section 5 above, the following rights, obligations, powers and duties and immunities shall survive with respect to the Amended and Restated Pooling and Servicing Agreement and the Master Indenture in accordance with Section 12.5(a) of the Amended and Restated Pooling and Servicing Agreement and Section 4.3(a) of the Master Indenture, respectively: (i) the Transferor's obligations with respect to the Collateral Certificate under Sections 6.3 and 6.4 of the Amended and Restated Pooling and Servicing Agreement, (ii) the rights (including the right to payment of its fees and expenses), powers, trusts, duties and immunities of the Trustee, the Paying Agent and the Transfer Agent and Registrar under the Amended and Restated Pooling and Servicing Agreement, (iii) Section 12.5 of the Amended and Restated Pooling and Servicing Agreement, (iv) the Issuer's obligations with respect to the Notes under Sections 2.5 and 2.6 of the Master Indenture, (v) the rights (including the right to payment of its fees and expenses), powers, trusts, duties, and immunities of the Issuer, Indenture Trustee, the Paying Agent and the Transfer Agent and Registrar under the Master Indenture, (vi) Section 4.3 of the Master Indenture, (vii) the grant by the Issuer to the Indenture Trustee, for the benefit of the Holders of the Notes and the Enhancement Provider, of all of the Issuer's right, title and interest, whether now owned or hereafter acquired, in, to and under the Collateral Certificate, and

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(viii) Section 4.3 of each of the Supplements. Furthermore, the provisions of this Agreement shall survive the resignation or removal of the Trustee or the Indenture Trustee pursuant to the Amended and Restated Pooling and Servicing Agreement and the Master Indenture, respectively.

      (b) Upon the deposit of the Letter of Credit into the Escrow Account in substitution for the Receivables and upon the receipt by the Trustee from the Enhancement Provider of an Agreement of Release in substantially the form attached hereto as Exhibit A, the Trustee shall transfer and assign to the Transferor all right, title and interest of the Master Trust in and to the Receivables, whether then existing or thereafter created, and all monies due or to become due and all amounts received with respect thereto and all proceeds thereof and, except for amounts held under this Agreement in the Escrow Account or the Distribution Account, all other Trust Property. The Trustee shall execute and deliver such instruments of transfer and assignment and execute or authorize financing statement terminations, in each case without recourse, representation or warranty, as shall be reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Master Trust had in the applicable Receivables.

      (c) Upon the deposit of the Letter of Credit into the Escrow Account and upon the receipt by the Indenture Trustee from the Enhancement Provider of an Agreement of Release in substantially the form attached hereto as Exhibit B, the Indenture Trustee shall transfer and assign to the Transferor all right, title and interest of the Indenture Trustee in and to all amounts held in the Spread Account as defined in the Series 2002-A Supplement and the Spread Account as defined in the Series 2003-A Supplement. The Indenture Trustee shall execute and deliver such instruments of transfer and assignment and execute or authorize financing statement terminations, in each case without recourse, representation or warranty, as shall be reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Indenture Trustee had in the amounts held in the Spread Account as defined in the Series 2002-A Supplement and the Spread Account as defined in the Series 2003-A Supplement.

      SECTION 8. RESPONSIBILITIES OF THE TRUSTEE AND THE INDENTURE TRUSTEE. (a) The Trustee and the Indenture Trustee shall have no responsibility in respect of the recitals hereto or the validity or sufficiency of this Trust Agreement. Neither the Trustee or the Indenture Trustee shall have any lien whatsoever upon any of the moneys or investments in the Escrow Account for the payment of fees and expenses for services rendered by the Trustee or the Indenture Trustee under this Agreement.

      (b) The Trustee, and its respective successors and assigns, may rely on the provisions of Article XI and Section 8.4 of the Amended and Restated Pooling and Servicing Agreement with respect to its rights, duties and compensation under this Agreement.

      (c) The Indenture Trustee, and its respective successors and assigns, may rely on the provisions of Article VI of the Master Indenture with respect to its rights, duties and compensation under this Agreement.

      SECTION 9. REPORTING REQUIREMENTS. On each Distribution Date, the Indenture Trustee, in its capacity as Paying Agent, shall forward to each Series 2002-A Noteholder of record and each Series 2003-A Noteholder of record, as of the preceding Record Date, each Rating Agency and the Enhancement Provider a statement prepared by the Servicer in substantially the form attached hereto as Exhibit C setting forth the Payments due and paid with respect to such Distribution Date in accordance with Section 5.

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      SECTION 10. TERM. This Agreement shall commence upon its execution and delivery and shall terminate when all Interest, Principal and Premiums have been paid in full. Any remaining investment earnings on deposit in the Distribution Account, after all Interest, Principal and Premiums have been paid in full, shall be distributed to Bank of America, National Association, as issuer of the Letter of Credit.

      SECTION 11. AMENDMENTS. This Agreement may be amended only by an instrument in writing signed by the parties hereto and only if: (a) there is delivered to the Trustee and the Indenture Trustee (i) an Opinion of Counsel that (x) such amendment will not cause or constitute an event in which gain or loss would be recognized by any Noteholder and (y) this Agreement as amended complies with the provision of Section 4.3 of the Indenture and Section 12.5 of the Pooling and Servicing Agreement and (ii) the prior written consent of such amendment by the Enhancement Provider, and (b) the Rating Agency Condition with respect to the Notes shall have been satisfied.

      SECTION 12. NONPETITION COVENANT. To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, the Transferor, the Servicer, the Trustee (in its capacity as Trustee hereunder and not in its individual capacity), the Indenture Trustee (in its capacity as Indenture Trustee hereunder and not in its individual capacity), the Transfer Agent and Registrar and each Paying Agent shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the FNANB Note Trust, acquiesce, petition or otherwise invoke or cause the FNANB Note Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the FNANB Note Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the FNANB Note Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the FNANB Note Trust.

      SECTION 13. SEVERABILITY. If any one or more of the covenants or agreements provided in this Agreement on the part of Fleet Bank (RI), FNANB Note Trust, the Trustee, or the Indenture Trustee to be performed should be determined by a court of competent jurisdiction to be contrary to law, such covenant or agreement herein contained shall be deemed and construed to be severable from the remaining covenants and agreements and shall in no way affect the validity of the remaining provisions of this Agreement.

      SECTION 14. NOTICES. (a) Notices, instructions and other communications shall be sent to the Trustee as follows:

            JPMorgan Chase Bank
            4 New York Plaza, 6th Floor
            New York, New York  10004
            Attention: ITS Structured Finance
            Telecopy No.: (212) 623-5933

      (b) Notices, instructions and other communications shall be sent to the Indenture Trustee as follows:

            JPMorgan Chase Bank
            4 New York Plaza, 6th Floor


                                       8
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            New York, New York  10004
            Attention: Structured Finance Department
            Telecopy No.: (212) 623-5932

      (c) Notices, instructions and other communications shall be sent to the Transferor and Servicer as follows:

            Fleet Bank (RI), National Association
            Mail Code: NC1-001-08-20
            101 N. Tryon Street
            Charlotte, North Carolina  28255
            Attention: Asset Securitization
            Telecopy No.: (704) 386-9936

            with a copy to:

            Fleet Bank (RI), National Association
            Mail Code: NC1-002-29-01
            101 S. Tryon Street
            Charlotte, North Carolina  28255
            Attention: Associate General Counsel
            Telecopy No.: (704) 386-8009

      (d) Notices, instructions and other communications shall be sent to the Issuer as follows:

            FNANB Credit Card Master Note Trust
            c/o Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware  19890
            Attention: Corporate Trust Administration
            Telecopy No.: (302) 636-4140

      SECTION 15. COUNTERPARTS. This Agreement may be executed in several counterparts, all or any of which shall be regarded for all purposes as duplicate originals and shall constitute and be one and the same instrument.

      SECTION 16. OWNER TRUSTEE. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, pursuant to instruction and in the exercise of the powers and authority conferred and vested in it, pursuant to the FNANB Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by an person claming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust

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Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Trust Agreement or any other related documents.

      SECTION 17. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.




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      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed by their duly authorized officers as of the date first above written.

                                    FLEET BANK (RI), NATIONAL ASSOCIATION,
                                       as Transferor and Servicer



                                    By: /s/ Henry W. Fulton, III
                                       -----------------------------------
                                    Name:  Henry W. Fulton, III
                                    Title: President


                                    FNANB CREDIT CARD MASTER
                                    NOTE TRUST,
                                       as Issuer

                                    By: Wilmington Trust Company,
                                       not in its individual capacity but
                                       solely as Owner Trustee

                                    By: /s/ Janel R. Havrilla
                                       -----------------------------------
                                    Name:  Janel R. Havrilla
                                    Title: Financial Services Officer


                                    JPMORGAN CHASE BANK,
                                       not in its individual capacity, but
                                       solely as Trustee pursuant to the
                                       Pooling and Servicing Agreement


                                    By: /s/ Daniel C. Brown, Jr.
                                       -----------------------------------
                                    Name:  Daniel C. Brown, Jr.
                                    Title: Vice President


                                    JPMORGAN CHASE BANK,
                                       not in its individual capacity, but
                                       solely as Indenture Trustee
                                       pursuant to the Indenture


                                    By: /s/ Daniel C. Brown, Jr.
                                       -----------------------------------
                                    Name:  Daniel C. Brown, Jr.
                                    Title: Vice President




                                       11
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                                                                       EXHIBIT A


                                     FORM OF

                              AGREEMENT OF RELEASE



      Fleet Bank (RI), National Association, a national banking association (the "Transferor"), as Transferor under the Second Amended and Restated Master Pooling and Servicing Agreement dated as of November 18, 2003 (the "Amended and Restated Pooling and Servicing Agreement"), among the Transferor, Fleet Bank
(RI), National Association, as Servicer and JPMorgan Chase Bank, as trustee (the "Trustee") and Ambac Assurance Corporation (the "Enhancement Provider"), as Enhancement Provider under the Amended and Restated Pooling and Servicing Agreement have entered into this Agreement of Release dated as of September 16, 2004 in connection with the creation of a Trust Agreement dated as of September 16, 2004 (the "Trust Agreement") among Fleet Bank (RI), National Association, the FNANB Credit Card Master Note Trust and JPMorgan Chase Bank, as Trustee and as Indenture Trustee.

      WHEREAS, the Transferor has arranged for the deposit of a letter of credit with the Trustee to be held in an escrow account created under the Trust Agreement for the benefit of the Noteholders and the Enhancement Provider in substitution for the Receivables under the Amended and Restated Pooling and Servicing Agreement; and

      WHEREAS, the Transferor has requested that the Enhancement Provider agree and consent to such deposit and to the defeasance of the Amended and Restated Pooling and Servicing Agreement and the release of the Receivables;

      WHEREAS, the Enhancement Provider has so agreed and consented;

      NOW, THEREFORE, in consideration of the reciprocal agreements of the Transferor and the Enhancement Provider and for other consideration the sufficiency of which is hereby recognized, the Transferor and the Enhancement Provider hereby agree:

      1. The Transferor hereby exercises its option and rights under Section
12.5 of the Amended and Restated Pooling and Servicing Agreement to be discharged from all of its obligations under the Amended and Restated Pooling and Servicing Agreement, including all supplements thereto with respect to all outstanding Series except to the extent that such obligations survive, as provided in Section 12.5(a) of the Amended and Restated Pooling and Servicing Agreement and in Section subsection (a) of Section 7 of the Trust Agreement.

      2. The Transferor and the Enhancement Provider agree that the letter of credit, upon deposit with the Trustee, shall be in substitution for the Receivables.

      3. The Transferor and the Enhancement Provider, therefore, agree, that the Trustee shall be and hereby is directed to release the Receivables and any remaining Trust Property to the Transferor as provided in subsection (b) of
Section 7 of the Trust Agreement.

      4. All terms used in this Agreement and not defined herein shall have the meaning assigned to such terms in the Trust Agreement.

      5. This Agreement and each written agreement relating hereto may be executed in counterparts, each of which will be deemed an original.

      6. This Agreement, and each written agreement relating hereto will, unless otherwise expressly provided, be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine (other than Section 5-1401 of the General Obligations Law).

      IN WITNESS WHEREOF, the parties have executed this Agreement of Release as of the date first above written.

                                    FLEET BANK (RI), NATIONAL ASSOCIATION,
                                     as Transferor


                                    By:
                                       ------------------------------------
                                          Name:
                                          Title:

                                    AMBAC ASSURANCE CORPORATION,
                                     as Enhancement Provider


                                    By:
                                       ------------------------------------
                                          Name:
                                          Title:

JPMorgan Chase Bank,
not in its individual capacity, but solely as Trustee pursuant to the Amended and Restated Pooling and Servicing Agreement

hereby acknowledges receipt of this Agreement of Release and the directions set for herein.


By:
    -----------------------------------
      Name:
      Title:

                                                                       EXHIBIT B


                                     FORM OF

                              AGREEMENT OF RELEASE



      FNANB Credit Card Master Trust ("FNANB Note Trust"), a statutory trust (the "Issuer"), as Issuer under the Master Indenture dated as of July 1, 2002, (as amended, the "Master Indenture"), as supplemented by (i) the Series 2002-A Indenture Supplement, dated as of July 19, 2002 (as thereafter amended, the "Series 2002-A Supplement") and (ii) the Series 2003-A Indenture Supplement, dated as of May 29, 2003 (as thereafter amended, the "Series 2003-A Supplement" and, together with the Series 2002-A Supplement, the "Supplements" and, the Supplements together with the Master Indenture, the "Indenture"), each executed in connection with the Series 2002-A Notes and the Series 2003-A Notes, respectively (the "Notes"), and each by and among the Issuer and JPMorgan Chase Bank, as the Indenture Trustee of the FNANB Note Trust and Ambac Assurance Corporation (the "Enhancement Provider"), as Enhancement Provider under the Indenture have entered into this Agreement of Release dated as of September 16, 2004 in connection with the creation of a Trust Agreement dated as of September 16, 2004 (the "Trust Agreement") among Fleet Bank (RI), National Association ("Fleet Bank (RI)"), the Issuer and JPMorgan Chase Bank, as Trustee (the "Trustee") and as Indenture Trustee.

      WHEREAS, the Issuer has arranged for the deposit of a letter of credit (the "Letter of Credit") with the Trustee to be held in an escrow account created under the Trust Agreement for the benefit of the Noteholders and the Enhancement Provider for the purposes of (i) paying and discharging all remaining scheduled interest and principal payments on all outstanding Notes, and all amounts owing to the Enhancement Provider on the dates scheduled for such payments pursuant to the Indenture and (ii) discharging all of the Issuer's obligations under the Indenture and releasing all amounts held in the Spread Account as defined in the Series 2002-A Supplement and the Spread Account as defined in the Series 2003-A Supplement (the "Defeasance"); and

      WHEREAS, the Issuer has requested that the Enhancement Provider agree and consent to such deposit of the Letter of Credit and to the Defeasance;

      WHEREAS, the Enhancement Provider has so agreed and consented;

      NOW, THEREFORE, in consideration of the reciprocal agreements of the Issuer and the Enhancement Provider and for other consideration the sufficiency of which is hereby recognized, the Issuer and the Enhancement Provider hereby agree:

      1. The Issuer hereby exercises its option and rights under Section 4.3 of the Master Indenture to be discharged from all of its obligations under the Master Indenture, including all supplements thereto with respect to all outstanding Series except to the extent that such obligations survive, as provided in Section 4.3(a) of the Master Indenture and in subsection (a) of Section 7 of the Trust Agreement.

      2. The Issuer and the Enhancement Provider agree that the Letter of Credit, upon deposit with the Trustee, shall cause the Defeasance.

      3. The Issuer and the Enhancement Provider, therefore, agree, that the Indenture Trustee shall be and hereby is directed to release all amounts in the Spread Account as defined in the Series 2002-A Supplement and the Spread Account as defined in the Series 2003-A Supplement to the Transferor as provided in subsection (b) of Section 7 of the Trust Agreement.

      4. All terms used in this Agreement and not defined herein shall have the meaning assigned to such terms in the Trust Agreement.

      5. This Agreement and each written agreement relating hereto may be executed in counterparts, each of which will be deemed an original.

      6. This Agreement, and each written agreement relating hereto will, unless otherwise expressly provided, be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine (other than Section 5-1401 of the General Obligations Law).

      7. Section 16 of the Trust Agreement is incorporated herein by reference.

      IN WITNESS WHEREOF, the parties have executed this Agreement of Release as of the date first above written.

                                    FNANB CREDIT CARD MASTER TRUST,
                                     as Issuer

                                    By: Wilmington Trust Company,
                                    not in its individual capacity but
                                    solely as Owner Trustee


                                    By:
                                       ------------------------------------
                                          Name:
                                          Title:

                                    AMBAC ASSURANCE CORPORATION,
                                     as Enhancement Provider


                                    By:
                                       ------------------------------------
                                          Name:
                                          Title:

JPMorgan Chase Bank,
not in its individual capacity, but solely as Indenture Trustee pursuant to the Indenture hereby acknowledges receipt of this Agreement of Release and the directions set for herein.


By:
    -----------------------------------
      Name:
      Title:

                                                                       EXHIBIT C
                                                               Servicer's Report

                                                                          [Date]


JPMorgan Chase Bank,
as Indenture Trustee
4 New York Plaza, 6th Floor
New York, New York  10004
Attention: Structured Finance Department
Telecopy No.: (212) 623-5932

Re:   FNANB Credit Card Master Note Trust,
      [Series 2002-A] [Series 2003-A]


            Pursuant to the Trust Agreement dated as of September 16, 2004 (the "Trust Agreement"), among Fleet Bank (RI), National Association, FNANB Credit Card Master Note Trust and JPMorgan Chase Bank, as trustee and indenture trustee, Fleet Bank (RI), National Association, as Servicer (the "Servicer") is required to report certain information for each Distribution Date relating to the Payments to [the Series 2002-A Noteholders] [the Series 2003-A Noteholders]. The information with respect to such Distribution Date is set forth below.

      1.          Distribution Date:
                                    --------------------

      2.          Amount of Interest due and paid: $
                                                    --------------------
      3.          Amount of Principal due and paid: $
                                                     -------------------

            Capitalized terms used in this report and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.

                                    FLEET BANK (RI), NATIONAL ASSOCIATION,
                                    as Servicer



                                    By:
                                       -----------------------------------
                                    Name:
                                    Title: